                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             --------------------


                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934

      DATE OF REPORT (Date of earliest event reported): January 31, 1997


                   CHARLES E. SMITH RESIDENTIAL REALTY L.P.
            (Exact name of registrant as specified in its charter)



             Commission File Number: 1934 Act File Number: 0-25968


           Delaware                                        54-1681657
(State of other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                        Identification No.)

      2345 Crystal Drive
       Crystal City, VA                                     22202
    (Address of principal                                (Zip Code)
      executive offices)



       Registrant's telephone number including area code: (703) 920-8500

Item 5.    Other Events
-----------------------

   On January 30, 1997, Charles E. Smith Residential Realty, Inc. ("the Company"), the general partner of Charles E. Smith Residential Realty L.P. ("the Operating Partnership"), announced that its Board of Directors approved a plan for the issuance of at least 2.7 million shares of Common Stock of the Company ("the Offering"). The Board also approved the acquisition, through the Operating Partnership, of two luxury, high-rise properties for approximately $113 million, primarily through the issuance of equity in the form of limited partnership units of the Operating Partnership and the assumption of debt. The two properties, Crystal Plaza and Crystal Towers, comprise 1,452 apartment units and are located in Crystal City, Arlington, Virginia. The Company intends to use the net proceeds from the Offering to purchase additional Operating Partnership Units thereby increasing its ownership interest from approximately 45% at December 31, 1996 to approximately 52% subsequent to the Offering. The Operating Partnership, in turn, will use the net proceeds to repay certain indebtedness that will be assumed in connection with the acquisitions and other acquisition costs in connection therewith, to repay a portion of the outstanding indebtedness under certain of the Operating Partnership's lines of credit and for general corporate purposes.

   The Operating Partnership has executed agreements to acquire the properties. The agreements are subject to the consent of partners of the partnerships that own the properties, including Robert H. Smith, a general and limited partner of both partnerships, and Robert P. Kogod, a limited partner of both partnerships. Messrs. Smith and Kogod are Co-Chairmen and Co-CEOs of the Company. These acquisitions will consolidate the ownership by the Operating Partnership of all of the Smith-developed multifamily communities in Crystal City and will increase by 64.4% the number of apartment units that the Operating Partnership owns in Crystal City, Virginia.

   The Operating Partnership has also executed agreements for the acquisition of The Kenmore, a 376-unit property in northwest Washington, D.C, for approximately $16.3 million, and the acquisition for approximately $9.5 million of 17 acres of land for the development of an estimated 630-unit apartment community in Springfield, Virginia. Acquisition of The Kenmore is subject to a waiver by the tenants of their right to purchase the property. Acquisition of the Springfield development site is subject to finalization of proffer agreements with government agencies.

   A copy of the related press release is attached as Exhibit 99.1.

Item 7.    Financial Statements and Exhibits
--------------------------------------------

(A)  Pro forma financial information - beginning at page F-6.

(B)  Exhibits

     99.1  Press Release dated January 30, 1997
     99.2  Consent of Independent Public Accountants dated January 31, 1997

           INDEX TO PRO FORMA INFORMATION AND FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----
CHARLES E. SMITH RESIDENTIAL REALTY L.P.

Pro Forma (unaudited) Consolidated Balance Sheet                            F-6
 as of September 30, 1996

Pro Forma (unaudited) Consolidated  Statement of                            F-7
 Operations for the nine months ended September 30, 1996

Pro Forma (unaudited) Consolidated Statement of                             F-8
 Operations for the year ended December 31, 1995

Notes and Management's Assumptions to Unaudited Pro Forma                   F-9
 Consolidated  Financial Information

ACQUISITION PROPERTIES

Report of Independent Public Accountants--Crystal Plaza                     F-12

Statements of Revenues and Certain Expenses of Crystal Plaza                F-13
 for the nine months ended September 30, 1996 (unaudited) and 1995
 (unaudited), and the years ended December 31, 1995
 (audited) and 1994 (audited)

Report of Independent Public Accountants--Crystal Towers                    F-16

Statements of Revenues and Certain Expenses of Crystal Towers               F-17
 for the nine months ended September 30, 1996 (unaudited) and 1995
 (unaudited), and the years ended December 31, 1995
 (audited) and 1994 (audited)

                   CHARLES E. SMITH RESIDENTIAL REALTY L.P.
                 PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


          Charles E. Smith Residential Realty L.P. (the "Operating Partnership") was organized in Delaware in 1993. The Operating Partnership had no operations prior to the completion of the business combination which occurred on June 30, 1994. Charles E. Smith Residential Realty, Inc. (the "Company"), a Maryland Corporation, was formed in June 1993 with the intent of qualifying as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended. In connection with the business combination, the Company, on June 30, 1994, raised equity through an initial public offering and a private placement, and issued debt in a series of concurrent private financing transactions. The proceeds were used to acquire the 1.0% sole general partnership and a 41.7% limited partnership interest in the Operating Partnership. The Operating Partnership is the successor entity to CES Group (the "Predecessor"). Simultaneous with the initial public offering and private placement, the entities that owned the properties and the related service businesses included in the CES Group transferred the properties and related service businesses to the Operating Partnership (or corporations in which the Operating Partnership owns substantially all of the equity) and received in exchange, directly or indirectly, units of limited partnership in the Operating Partnership. Assets and liabilities related to interests contributed by the Predecessor Partners have been recorded at their predecessor cost. The Company, through the Operating Partnership and its subsidiaries, is engaged in the ownership, operation, management, leasing, acquisition and development of real estate properties, primarily residential multifamily properties.

          On January 29, 1997, the Company's Board of Directors approved a plan to proceed with a follow-on equity offering of approximately $78 million through the proposed issuance of at least 2.7 million shares of Common Stock of the Company ("the Offering"). The pro forma consolidated financial information assumes that the Underwriters' option for an additional 405,000 shares to cover over-allotments will not be exercised. The Board also approved the acquisition, through the Operating Partnership, of two luxury, high-rise properties in Crystal City, Virginia, primarily through the issuance of equity in the form of Operating Partnership Units and assumption of debt. Net proceeds of the Offering will be used by the Company to purchase additional Operating Partnership Units thereby increasing its ownership interest in the Operating Partnership from approximately 45% at December 31, 1995 to 52% subsequent to the Offering. The Operating Partnership, in turn, will use the net proceeds for repayment of certain indebtedness that will be assumed in the pending acquisitions described below and other acquisition costs in connection therewith, the repayment of a portion of the outstanding indebtedness under certain of the Operating Partnership's lines of credit and for general corporate purposes.

          . Crystal Plaza. The Operating Partnership has executed an agreement
            --------------
to acquire Crystal Plaza, a 540-unit luxury high-rise property located in Crystal City, Virginia for a total cost of approximately $43.0 million, consisting of Operating Partnership Units with a value of $8.9 million (subject to adjustment under certain circumstances), the assumption of $33.0 million of debt, other acquisition costs and a fair value adjustment to debt. The property is currently subject to a 5.1% net profits interest in favor of an unaffiliated third party. The Operating Partnership has reached an agreement in principle to acquire such net profits interest in exchange for Operating Partnership Units with a value of $0.5 million. In the first year after acquisition, the Operating Partnership expects to realize an unleveraged yield on capitalized costs of 9.15% after estimated recurring capital expenditures. Messrs. Smith and Kogod and family have a 17.19% interest in the partnership that owns Crystal Plaza. The average monthly revenue per apartment unit for Crystal Plaza was $1,105 in 1995 and $1,167 in 1996 and its average occupancy (calculated beginning on the rent commencement date) was 98.8% in 1995 and 98.7% in 1996. Crystal Plaza was developed and managed by the CES Group, the predecessor to the Operating Partnership, with the same quality standards as the properties in the Operating Partnership's portfolio.

          . Crystal Towers. The Operating Partnership has executed agreements
            ---------------
to acquire Crystal Towers, a 912-unit luxury-rise property located in Crystal City, Virginia for a total cost of approximately $69.7 million, including consideration of Operating Partnership Units valued at $24.1 million (subject to adjustment under certain circumstances), the assumption of $46.0 million of debt, approximately $1.6 million in cash and certain acquisition costs, reduced by a fair value adjustment to debt and the transfer of cash reserves. In the first year after acquisition, the Operating Partnership expects to realize an unleveraged yield on capitalized costs of 9.19% after estimated recurring capital expenditures. The average monthly revenue per apartment unit for Crystal Towers was $1,002 in 1995 and $1,047 in 1996 and its average occupancy was 97.7% in 1995 and 97.6% in 1996. Crystal Towers was developed and managed by the CES Group, with the same quality standards as the properties in the Operating Partnership's portfolio. Messrs. Smith and Kogod and family have a 4.86% ownership interest in the partnership that has a 93% ownership interest in Crystal Towers, and the cash purchase of the remaining 7% of the property will be made pursuant to purchase rights assigned (at no cost to the Operating Partnership) from a partnership controlled by Messrs. Smith and Kogod.

          . The Kenmore. The Operating Partnership has also executed an
            ------------
agreement to acquire The Kenmore, a 376-unit property located on Connecticut Avenue in northwest Washington, D.C., for a total cost of approximately $16.3 million (subject to adjustment for changes in the market value of Operating Partnership Units), at an unleveraged yield after estimated recurring capital expenditures of 9.03%. Completion of this acquisition is subject to a waiver by the tenants of their right to purchase the property. The Kenmore will be acquired for a combination of equity in the form of Operating Partnership Units and the assumption of debt. The Kenmore acquisition will increase the percentage of the Operating Partnership's multifamily residential portfolio in northwest Washington, D.C. to 16.7%.


          . Springfield, Virginia development site. ("Springfield Land") The
            ----------------------------------------
Operating Partnership has executed a contract to purchase for $9.5 million approximately 17 acres of land for the development of a 630-unit multi-phase low and mid-rise apartment community in Springfield, Virginia. The site is strategically located adjacent to a new Metrorail and commuter rail station and a regional shopping mall, and offers access to the I-495 Capital Beltway and I-395, a major route into Washington, D.C. Budgeted costs for this project are expected to be approximately $59.1 million and construction is scheduled to commence early in the summer of 1997, as soon as proffer agreements are concluded with government agencies.

          Since January 1, 1996, the Operating Partnership, has acquired the following Properties ("the 1996 Acquisitions"):

          . Van Ness South. On July 30, 1996, the Operating Partnership acquired
            ---------------
this 625 apartment unit property located in northwest Washington, D.C. for $41.8 million. The cash acquisition was funded with proceeds from the Operating Partnership's line of credit.

          . 1841 Columbia Road. On August 2, 1996, the Operating Partnership
            ------------------
acquired this 8-story, 115 apartment unit property located in northwest Washington, D.C. in exchange for 79,600 Operating Partnership Units valued at $2.0 million, together with the assumption of $3.3 million of existing mortgage debt. The mortgage debt is due on August 1, 1999 and bears interest at 9% per year. The total value of the acquisition was approximately $5.3 million.

          . Charter Oak. On March 15, 1996, the Operating Partnership acquired
            ------------
this 262 apartment unit complex located in Reston, Virginia, for 22,059 Operating Partnership Units which were valued at $0.5 million together with a cash payment of $13.7 million. The cash acquisition was funded with proceeds from the Operating Partnership's line of credit. The total value of the acquisition was approximately $14.2 million.

          . Governor Spotswood. On March 14, 1996, the Operating Partnership
            -------------------
acquired this 47 apartment unit property located in Alexandria, Virginia for $2.8 million. The cash acquisition was funded with proceeds from the Operating Partnership's line of credit.

          The following sets forth the Pro Forma (unaudited) Consolidated Balance Sheet as of September 30, 1996, the Pro Forma (unaudited) Consolidated Statement of Operations for the nine months ended September 30, 1996, and the Pro Forma (unaudited) Consolidated Statement of Operations for the year ended December 31, 1995 of Charles E. Smith Residential Realty L.P. The unaudited pro forma information is based on the financial statements of the Operating Partnership and should be read in conjunction with the 1995 historical financial statements and notes related thereto appearing in the Operating Partnership's Form 10-K, as amended.

          The unaudited pro forma consolidated financial information is presented as if the Offering (including the assets to be acquired) and the 1996 Acquisitions all had occurred by September 30, 1996 for the Pro Forma Consolidated Balance Sheet and at the beginning of the period for the Pro Forma Consolidated Statements of Operations for the nine months ended September 30, 1996, and the year ended December 31, 1995.

          The pro forma consolidated financial information is unaudited and is not necessarily indicative of the results which actually would have occurred if the Offering (including the assets to be acquired) and the 1996 Acquisitions had been consummated at the beginning of the periods presented, nor does it purport to represent the future financial position and results of operations for future periods. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

                   CHARLES E. SMITH RESIDENTIAL REALTY L.P.
                     PRO FORMA CONSOLIDATED BALANCE SHEET
                           AS OF SEPTEMBER 30, 1996
                      (UNAUDITED)  (AMOUNTS IN THOUSANDS)



                                                                                          Pro Forma
                                                                        Historical       Adjustments         Pro Forma
                                                                     ----------------   -------------     ---------------
                                ASSETS
Rental property, at predecessor cost, net                                   $268,540              --           $268,540
Rental property, acquired and developed, net                                 202,487          43,480  (B)       341,508
                                                                                              69,673  (C)
                                                                                              16,328  (D)
                                                                                               9,540  (E)
Cash and cash equivalents                                                      3,586          73,405  (A)         1,354
                                                                                                (375) (C)
                                                                                              (1,610) (C)
                                                                                             (73,405) (A)
                                                                                                (247) (D)
Tenants' security deposits                                                     3,831             445  (G)          4,276
Escrow funds                                                                   6,449             900  (C)          7,349
Investment in and advances to Property Service Businesses and other           11,364              --              11,364
Deferred charges, net                                                         18,345              --              18,345
Other assets                                                                   9,211              --               9,211
                                                                     ----------------                     ---------------
        Total assets                                                        $523,813                            $661,947
                                                                     ================                     ===============

                                LIABILITIES AND EQUITY

Liabilities
        Mortgage loans                                                      $416,911          33,800  (B)       $461,443
                                                                                              44,532  (C)
                                                                                             (33,800) (A)
                                                                                              (1,200) (D)
                                                                                               1,200  (D)
        Notes payable                                                        129,736         (39,305) (A)        101,171
                                                                                               1,200  (D)
                                                                                               9,540  (E)
        Accounts payable and accrued expenses                                 10,486              --              10,486
        Tenants' security deposits                                             3,831             445  (G)          4,276
        Due to related parties                                                   287              --                 287
                                                                     ----------------                     ---------------
                Total liabilities                                            561,251                             577,663
                                                                     ----------------                     ---------------

Other Operating Partnership Unitholders' Interest,                           290,850           9,380  (B)        331,045
 at redemption value                                                                          24,056  (C)
                                                                                              (8,122) (F)
                                                                                              14,881  (D)
Partners' Equity
        General Partner's General and Limited Partnership Interest          (328,288)         73,405  (A)       (246,761)
                                                                                               8,122  (F)
                                                                     ----------------                     ---------------
        Total liabilities and equity                                        $523,813                            $661,947
                                                                     ================                     ===============

                                      F-6

                   CHARLES E. SMITH RESIDENTIAL REALTY L.P.
                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
        (UNAUDITED)(AMOUNTS IN THOUSANDS, EXCEPT FOR PER UNIT AMOUNTS)


                                                                           Pro Forma Adjustments
                                                                    ----------------------------------
                                                                       Offering
                                                                      (including
                                                                     assets to be         1996
                                                     Historical        acquired)      Acquisitions (A)   Pro Forma
                                                   --------------   --------------   --------------    ------------
RENTAL PROPERTIES

   Revenues                                             $122,814        $16,449 (B)       $5,438         $144,701

   Expenses
      Operating                                           56,615          6,496 (B)        2,816           65,927
      Depreciation and amortization                       13,476          2,428 (C)          561           16,465
                                                   --------------   --------------   --------------    ------------
         Total expenses                                   70,091          8,924            3,377           82,392


PROPERTY SERVICE BUSINESSES
   Equity in income of Property Service Businesses         4,789           (366)(B)                         4,423

Corporate general and administrative expenses             (2,207)                                          (2,207)
Interest income                                              726                                              726
Interest expense                                         (32,248)          (433)(D)       (2,269)         (34,950)
                                                   --------------   --------------   --------------    ------------

Net income of the Operating Partnership                   23,783                                           30,301
                                                   ==============                                      ============
Net income per unit                                        $1.09                                            $1.15
                                                   ==============                                      ============

Weighted average units outstanding                        21,884                                          26,250
                                                   ==============                                      ============


                   CHARLES E. SMITH RESIDENTIAL REALTY L.P.
                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1995
              (UNAUDITED)(IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)

                                                                              Pro Forma Adjustments
                                                                     -------------------------------------
                                                                        Offering
                                                                        (including
                                                                        assets to be         1996
                                                       Historical       acquired)        Acquisitions  (A)   Pro Forma
                                                     --------------  ----------------   --------------      -----------
RENTAL PROPERTIES

   Revenues                                              $144,909         $21,096 (B)          $11,213        $177,218

   Expenses
       Operating                                           65,627           8,884 (B)            5,319          79,830
       Depreciation and amortization                       16,258           3,237 (C)            1,139          20,634
                                                     --------------  ----------------   --------------     -----------
               Total expenses                              81,885          12,121                6,458         100,464


PROPERTY SERVICE BUSINESSES

   Equity in income of Property Service Businesses          6,868            (453)(B)                            6,415

Corporate general and administrative expenses              (2,842)                                              (2,842)
Interest income                                             1,424                                                1,424
Interest expense                                          (37,421)           (612)(D)           (5,060)        (43,093)
                                                     --------------  ----------------   --------------     -----------

Net income of the Operating Partnership                    31,053                                               38,658
                                                    ==============                                        ===========

Net income per unit                                        $1.44                                                $1.48
                                                     ==============                                        ===========

Weighted average units outstanding                         21,603                                               26,071
                                                     ==============                                        ===========



                   CHARLES E. SMITH RESIDENTIAL REALTY L.P.
           NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED PRO FORMA
                      CONSOLIDATED FINANCIAL INFORMATION
                         (DOLLAR AMOUNTS IN THOUSANDS)



1.  Basis of Presentation
    ---------------------

          The unaudited Pro Forma Consolidated Balance Sheet as of September 30, 1996 and Pro Forma Consolidated Statements of Operations for the nine months ended September 30, 1996 and the year ended December 31, 1995 are based on the historical financial statements of the Operating Partnership and its subsidiary financing partnerships.

          The unaudited Pro Forma Consolidated Statements of Operations for the nine months ended September 30, 1996 and the year ended December 31, 1995 are presented as if the Offering (including the assets to be acquired) and the 1996 Acquisitions all had occurred as of January 1, 1996 and January 1, 1995, respectively. The unaudited Pro Forma Consolidated Balance Sheet as of September 30, 1996 is presented as if the Offering (including the assets to be acquired) had occurred by September 30, 1996. The assets to be acquired include Crystal Plaza, Crystal Towers, The Kenmore and 17 acres of land for development located in Springfield, Virginia. The unaudited pro forma information should be read in conjunction with the historical financial statements and notes related thereto appearing in the Operating Partnership's 1995 Form 10-K, as amended.

          Preparation of the pro forma financial information was based on assumptions considered appropriate by the Operating Partnership's management. The pro forma financial information is unaudited and is not necessarily indicative of the results which actually would have occurred if the Offering (including the assets to be acquired) and the 1996 Acquisitions had been consummated at the beginning of the periods presented, nor does it purport to represent the future financial position and results of operations for future periods. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

2.  Adjustments to Pro Forma Consolidated Balance Sheet
    --------------------------------------------------------


    A. Issuance of 2,700,000 Operating Partnership Units to general partner assuming a unit price of $29.00

               Proceeds from Offering                                   $78,300
               Costs associated with Offering                            (4,895)
                                                                     ----------
                         Net proceeds                                   $73,405
                                                                     ==========

               Repayment of Mortgage loans                              $33,800
               Repayment of notes payable                                39,305
               Payment of Crystal Plaza acquisition costs                   300
                                                                     ----------
                         Total use of proceeds                          $73,405
                                                                     ==========

    B.  Acquisition of Crystal Plaza

               Purchase price of rental property                        $43,180
               Mortgage debt                                            (33,000)
               Fair value adjustment to mortgage debt                      (800)
                                                                     ----------
               Value of Operating Partnership Units issued              $ 9,380
                                                                     ==========
               Number of Operating Partnership Units issued
                   (assuming a $29.00 unit price)                       323,448
                                                                     ==========

               Purchase price of rental property                        $43,180
               Acquisition costs                                            300
                                                                     ----------
                         Cost basis of rental property                  $43,480
                                                                     ==========

    C.  Acquisition of Crystal Towers

               Purchase price of rental property                        $69,298
               Mortgage debt                                            (46,002)
               Fair value adjustment to mortgage debt                     1,470
                                                                     ----------
                                                                         24,766
               Fannie Mae cash reserve                                      900
               Cash paid for Crystal Towers ownership interest           (1,610)
                                                                     ----------
               Value of Operating Partnership Units issued              $24,056
                                                                     ==========
               Number of Operating Partnership Units issued
                   (assuming a $29 unit price)                          829,517
                                                                     ==========

               Purchase price of rental property                        $69,298
               Acquisition costs                                            375
                                                                     ----------
                         Cost basis of rental property                  $69,673
                                                                     ==========

    D.  Acquisition of The Kenmore

               Purchase price of rental property                        $16,081
               Mortgage debt                                             (1,150)
               Fair value adjustment to mortgage debt                       (50)
                                                                     ----------

               Value of Operating Partnership Units issued              $14,881
                                                                     ==========
               Number of Operating Partnership Units issued
                   (assuming a $29.00 unit price)                       513,138
                                                                     ==========

               Purchase price of rental property                        $16,081
               Acquisition costs                                            247
                                                                     ----------
                         Cost basis of rental property                  $16,328
                                                                     ==========

    E. Acquisition of 17 acres of land located in Springfield, Virginia ("Springfield Land") for $9,540. Acquisition is assumed to be funded with proceeds from the Operating Partnership's line of credit.

    F. To adjust the redemption value of Other Operating Partnership Unitholders' Interest for the issuance of Operating Partnership Units in connection with the acquisitions of Crystal Towers, Crystal Plaza and The Kenmore.

    G. Records tenant security deposits for Crystal Plaza, Crystal Towers and The Kenmore.

3. Adjustments to Pro Forma Consolidated Statements of Operations
   -----------------------------------------------------------------------------

   A. During 1996 the Operating Partnership acquired Van Ness, 1841 Columbia Road, Charter Oak and Governor Spotswood. The adjustments reflect the operations of the four acquisitions as if the purchases occurred on January 1, 1996 for the nine months ended September 30, 1996 and January 1, 1995 for the year ended December 31, 1995. Depreciation and amortization has been adjusted based on the allocated purchase price of the assets acquired and an estimated useful life of 40 years. Interest expense has been adjusted based on the additional financing incurred as a result of the acquisitions, using a weighted average borrowing rate of 7.3% and 7.9% for the nine months ended September 30, 1996 and the year ended December 31, 1995, respectively.

   B. Rental revenues and operating expenses of the following assets to be acquired.

                                                               Nine months ended       Year Ended
                                                                 September 30,         December 31,
                                                                     1996                  1995
                                                               -----------------     ----------------
                        Revenues:
                        Crystal Plaza                                   $5,605              $7,167
                        Crystal Towers                                   8,556              10,962
                        The Kenmore                                      2,288               2,967
                                                               -----------------     ----------------
                                                                       $16,449             $21,096
                                                               =================     ================
                        Operating Expenses:
                        Crystal Plaza                                   $2,339              $3,016
                        Crystal Towers                                   3,368               4,764
                        The Kenmore                                      1,155               1,557
                                                               -----------------     ----------------
                                                                         6,862               9,337
                                                               -----------------     ----------------
                        Elimination of management fee                     (687)               (859)
                        Property management costs
                          in Property Service Businesses                   321                 406
                                                               -----------------     ----------------
                                                                          (366)               (453)
                                                               -----------------     ----------------
                                Total                                   $6,496              $8,884
                                                               =================     ================

   C. Depreciation and amortization has been adjusted based on the allocated purchase price of the assets to be acquired and an estimated useful life of 40 years, as if the purchases occurred on January 1, 1996 for the nine months ended September 30, 1996 and January 1, 1995 for the year ended December 31, 1995.

   D.   The interest expense adjustment is comprised of the following:

                                                               Nine months ended        Year Ended
                                                                 September 30,         December 31,
                                                                     1996                  1995
                                                               -----------------     ----------------
         Increase in  interest expense for Crystal Towers
           mortgage loan (assuming weighted average
           interest rate of 7.3% for the nine months
           ended September 30, 1996 and 7.9% for
           the year ended December 31, 1995).
                                                                     $  (2,522)          $  (3,626)

        Decrease in interest expense for pay down
           of notes payable with proceeds from Offering
          (assuming a weighted average interest rate of
            7.3% for the nine months ended September
            30, 1996 and 7.9% for the year ended
            December 31, 1995).                                          2,152               3,105

        Increase in interest expense for The Kenmore
          (assuming a weighted average interest rate of
            7.3% for the nine months ended September
            30, 1996 and 7.9% for the year ended
            December 31, 1995).                                            (63)                (91)
                                                               -----------------     ----------------
                                                                     $    (433)          $    (612)
                                                               =================     ================

        Interest expense related to draws on the line of credit to purchase the Springfield Land were $522 and $754 for the nine months ended September 30, 1996 and the year ended December 31, 1995, respectively. These amounts are capitalized in the cost basis of the property in accordance with generally accepted accounting principles.

                   Report of Independent Public Accountants



To Charles E. Smith Residential Realty L.P.:

We have audited the accompanying statements of revenues and certain expenses of Crystal Plaza (the "Property") for the years ended December 31, 1995 and 1994. These statements are the responsibility of the Property's management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements of revenues and certain expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form 8-K of Charles E. Smith Residential Realty L.P. Material amounts, described in Note 1 to the statements of revenue and certain expenses, that would not be comparable to those resulting from the proposed future operations of the Property are excluded and the statements are not intended to be a complete presentation of the revenues and expenses of this property.

In our opinion, the statements referred to above present fairly, in all material respects, the revenues and certain expenses of Crystal Plaza for the years ended December 31, 1995 and 1994 in conformity with generally accepted accounting principles.

                                               /s/ Arthur Andersen LLP

                                               ARTHUR ANDERSEN LLP


Washington, D.C.
January 24, 1997

                                 CRYSTAL PLAZA
                                 -------------

                  STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                  -------------------------------------------



                                              Nine Months        Nine Months
                                                 Ended              Ended         Year Ended        Year Ended
                                             September 30,      September 30,     December 31,      December 31,
                                                 1996                1995             1995              1994
                                              (Unaudited)        (Unaudited)       (Audited)         (Audited)
                                              -----------        -----------       ---------         ---------
REVENUES:
  Rental income                               $  5,605,203       $  5,343,276    $  7,166,685      $  6,933,230
                                             --------------     --------------  --------------    --------------

CERTAIN EXPENSES:
  Payroll and related costs                        445,588            429,484         599,756           572,609
  Utilities                                        440,334            477,233         607,316           574,908
  Repairs and maintenance                          737,131            701,371         895,099           787,775
  Real estate taxes                                290,932            254,250         339,000           323,045
  Leasing and management fees                      264,167            249,434         337,915           318,013
  Other expenses                                   160,441            154,213         236,685           223,416
                                             --------------     --------------  --------------    --------------
        Total certain expenses                   2,338,593          2,265,985       3,015,771         2,799,766

                                             --------------     --------------  --------------    --------------
REVENUES IN EXCESS OF CERTAIN EXPENSES        $  3,266,610       $  3,077,291    $  4,150,914      $  4,133,464
                                             ==============     ==============  ==============    ==============

       The accompanying notes are an integral part of these statements.

                                 CRYSTAL PLAZA
                                 -------------

             NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
             ----------------------------------------------------

       FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995 (UNAUDITED)
       -----------------------------------------------------------------
         AND FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994 (AUDITED)
         ------------------------------------------------------------


1. BASIS OF PRESENTATION:
   ---------------------

   The accompanying statements of revenues and certain expenses relate to the operations of Crystal Plaza apartments (the "Property") which is owned by Plaza Associates Limited Partnership ("Plaza"). The Property consists of two apartment buildings containing 540 residential units, located in Arlington, Virginia. The Property is to be acquired by Charles E. Smith Residential Realty L.P. (the "Operating Partnership").

   The accompanying statements have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission and thus, exclude certain expenses, such as interest expense, depreciation and amortization, certain professional fees and other costs not related to the future operations of the Property. Management is not aware of any material factors relating to the Property which would cause the reported financial information not to be indicative of future operating results.

   Significant Accounting Policies
   -------------------------------

   The accompanying statements were prepared on the accrual basis of accounting. Rental income attributable to residential leases is recognized when due from tenants. The Property requires tenants to initially execute a one-year lease. At the expiration of the lease term, the lease converts to a month-to-month basis.

   Interim Financial Information
   -----------------------------

   The interim statements of revenues and certain expenses are unaudited but reflect all adjustments which are, in the opinion of management, necessary to a fair presentation of the interim periods presented. The adjustments consist of normal, recurring adjustments.

   The statements of revenues and certain expenses for interim periods will not necessarily be indicative of the operating results of the fiscal year.


2. RELATED PARTY TRANSACTIONS:
   --------------------------

   Smith Realty Company, an operating subsidiary of the Operating Partnership, provided management services to the Property. Management fees, computed based on a percentage of rents collected, were paid to Smith Realty Company for management services. Prior to June 30, 1994, these services were provided by Charles E. Smith Management, Inc., an affiliated entity.

   Expenses of the Property also include payments to Consolidated Engineering Services, an operating subsidiary of the Operating Partnership, related to engineering, repair and maintenance services. Prior to June 30, 1994, these services were provided by Consolidated Engineering Services, Inc., an affiliated entity, and Charles E. Smith Service Company, Inc., an affiliated entity.

   The Property paid environmental computer service fees to an affiliate. Charles E. Smith Insurance Agency, Inc., an operating subsidiary of the Operating Partnership, received premiums and commissions from the Property related to insurance.

   Amounts paid or accrued for the related time periods are as follows:

                                                 Year          Year
                                                 Ended         Ended
                                              December 31,  December 31,
                                                  1995          1994
                                                  ----          ----
   Smith Realty Company                           $338,000      $318,000
   Consolidated Engineering Services                     -        57,000
   Environmental Computer Services                   7,000         7,000
   Charles E. Smith Insurance Agency, Inc.          56,000        50,000

   Certain expenses are allocated to the Property by an affiliate. These costs include advertising, marketing and proposal costs, and certain common area service costs.

                   Report of Independent Public Accountants



To Charles E. Smith Residential Realty L.P.:

We have audited the accompanying statements of revenues and certain expenses of Crystal Towers (the "Property") for the years ended December 31, 1995 and 1994. These statements are the responsibility of the Property's management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements of revenues and certain expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form 8-K of Charles E. Smith Residential Realty L.P. Material amounts, described in Note 1 to the statements of revenue and certain expenses, that would not be comparable to those resulting from the proposed future operations of the Property are excluded and the statements are not intended to be a complete presentation of the revenues and expenses of this property.

In our opinion, the statements referred to above present fairly, in all material respects, the revenues and certain expenses of Crystal Towers for the years ended December 31, 1995 and 1994 in conformity with generally accepted accounting principles.


                                          /s/ Arthur Andersen LLP

                                          ARTHUR ANDERSEN LLP


Washington, D.C.
January 24, 1997

                                CRYSTAL TOWERS
                                --------------

                  STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                  -------------------------------------------

                                                Nine Months      Nine Months
                                                   Ended            Ended           Year Ended         Year Ended
                                               September 30,    September 30,       December 31,       December 31,
                                                   1996             1995               1995               1994
                                                (Unaudited)      (Unaudited)         (Audited)          (Audited)
                                                -----------      -----------         ---------          ---------
REVENUES
   Rental income                                  $8,556,184       $8,109,800         $10,961,786        $10,606,841
                                                -------------    -------------      --------------     --------------

CERTAIN EXPENSES
   Payroll and related costs                         756,654          755,373           1,007,284            924,210
   Utilities                                         752,194          724,303             966,207            944,954
   Repairs and maintenance                           679,898          643,360           1,141,286            917,536
   Real estate taxes                                 503,598          493,523             658,029            554,575
   Leasing and management fees                       423,150          385,360             521,418            494,236
   Other expenses                                    252,011          282,749             471,124            402,794
                                                -------------    -------------      --------------     --------------
        Total Expenses                             3,367,505        3,284,668           4,765,348          4,238,305

                                                -------------    -------------      --------------     --------------
REVENUES IN EXCESS OF CERTAIN EXPENSES            $5,188,679       $4,825,132          $6,196,438         $6,368,536
                                                =============    =============      ==============     ==============

       The accompanying notes are an integral part of these statements.

                                CRYSTAL TOWERS
                                --------------

             NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
             ----------------------------------------------------

       FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995 (UNAUDITED)
       -----------------------------------------------------------------
         AND FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994 (AUDITED)
         ------------------------------------------------------------


1. BASIS OF PRESENTATION:
   ---------------------

   The accompanying statements of revenues and certain expenses relate to the operations of Crystal Towers apartments ( the "Property") which is owned by Tower Associates Limited Partnership ("Tower"). The Property consists of two apartment buildings containing 912 residential units and 9 retail units, located in Arlington, Virginia. The Property is to be acquired by Charles E. Smith Residential Realty L.P. (the "Operating Partnership").

   The accompanying statements have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission and thus, exclude certain expenses, such as interest expense, depreciation and amortization, certain professional fees and other costs not related to the future operations of the Property. Management is not aware of any material factors relating to the Property which would cause the reported financial information not to be indicative of future operating results.

   Significant Accounting Policies
   -------------------------------

   The accompanying statements were prepared on the accrual basis of accounting. Rental income attributable to residential leases is recognized when due from tenants. The Property requires tenants to initially execute a one-year lease. At the expiration of the lease term, the lease converts to a month-to-month basis.

   Interim Financial Information
   -----------------------------

   The interim statements of revenues and certain expenses are unaudited but reflect all adjustments which are, in the opinion of management, necessary to a fair presentation of the interim periods presented. The adjustments consist of normal, recurring adjustments.

   The statements of revenues and certain expenses for interim periods will not necessarily be indicative of the operating results of the fiscal year.


2. RELATED PARTY TRANSACTIONS:
   --------------------------

   Smith Realty Company, an operating subsidiary of the Operating Partnership, provided management services to the Property. Management fees, computed based on a percentage of rents collected, were paid to Smith Realty Company for management services. Prior to June 30, 1994, these services were provided by Charles E. Smith Management, Inc., an affiliated entity.

   Expenses of the Property include payments to Smith Management Construction, Inc., an operating subsidiary of the Operating Partnership, for construction management services related to certain building repairs and improvements. Prior to June 30, 1994, these services were provided by Charles E. Smith Management Construction Company, an affiliated entity.

   Expenses of the Property also include payments to Consolidated Engineering Services, an operating subsidiary of the Operating Partnership, related to engineering, repair and maintenance services. Prior to June 30, 1994, these services were provided by Consolidated Engineering Services, Inc., an affiliated entity, and Charles E. Smith Service Company, Inc., an affiliated entity.

   The Property paid environmental computer service fees to an affiliate. Charles E. Smith Insurance Agency, Inc., an operating subsidiary of the Operating Partnership, received premiums and commissions from the Property related to insurance.

   Amounts paid or accrued for the related time periods are as follows:

                                                  Year          Year
                                                 Ended         Ended
                                              December 31,  December 31,
                                                  1995          1994
                                              ------------  ------------
   Smith Realty Company                           $521,000      $494,000
   Smith Management Construction                        --        61,000
   Consolidated Engineering Services                88,000        63,000
   Environmental Computer Services                  10,000        10,000
   Charles E. Smith Insurance Agency, Inc.          91,000       101,000

   Certain expenses are allocated to the Property by an affiliate. These costs include advertising, marketing and proposal costs, and certain common area service costs.

                                   SIGNATURES


          Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 7th day of February 1997.


                                 CHARLES E. SMITH RESIDENTIAL REALTY L.P.
                                 BY: CHARLES E. SMITH RESIDENTIAL REALTY, INC.,
                                     ITS GENERAL PARTNER


                                       By: /s/ Charles R. Hagen
                                           --------------------
                                             Charles R. Hagen
                                             Chief Accounting Officer
                                             of Charles E. Smith
                                             Residential Realty, Inc.
                                             (on behalf of the Registrant
                                             and as Chief Accounting Officer)

                                 EXHIBIT INDEX




Exhibit No.                          Exhibit                           Page
-----------                          -------                           ----
99.1           Press Release of the Company dated January 30, 1997      E-1
99.2           Consent of Independent Public Accountants                E-10